Exhibit 99.1

Clean Energy Reports 92.4 Million Gallons Delivered and Revenue of $77.1 Million for First Quarter of 2021

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — May 6, 2021 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the first quarter of 2021.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “I’m very pleased with our first quarter results given the lingering impacts of COVID 19, and expect our performance to improve as the economy and commerce continues to gradually open up.  Our strategy to make Clean Energy synonymous with RNG took a big leap forward with the announcement of our fuel agreement with Amazon to supply them with RNG that could represent hundreds of millions of gallons of the ultra-clean fuel. Furthermore, we continue to make great progress on expanding our supply of RNG by formalizing joint ventures with two progressive energy companies, Total and bp, to develop additional RNG at agricultural facilities.”

The Company delivered 92.4 million gallons in the first quarter of 2021, a 7% decrease from 99.3 million in the first quarter of 2020. This decrease was principally from the continuing effects of COVID-19, primarily affecting the airports and public transit customer markets. RNG gallons delivered increased 3% in the first quarter of 2021 from the first quarter of 2020, despite lower fuel volumes within the airports and public transit markets.

The Company’s revenue for the first quarter of 2021 was $77.1 million, a decrease of 10.3% compared to $86.0 million for the first quarter of 2020. Revenue for the first quarter of 2021 included an unrealized loss of $2.0 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, compared to an unrealized gain of $5.6 million in the first quarter of 2020. Excluding effects of the commodity swap and customer fueling contracts unrealized gains and losses, revenue for the first quarter of 2021 decreased by 1.5% to $79.2 million compared to $80.4 million for the first quarter of 2020. This was principally due to lower volumes sold. These lower volumes were partially offset by higher effective fuel prices resulting from higher commodity prices and higher prices for Renewable Identification Numbers we sold. Station construction revenue was $4.5 million for the first quarter of 2021 compared to $5.5 million for the first quarter of 2020.

On a GAAP (as defined below) basis, net income (loss) attributable to Clean Energy for the first quarter of 2021 was $(7.2) million, or $(0.04) per share, compared to $1.7 million, or $0.01 per diluted share, for the first quarter of 2020. The first quarter of 2021 was negatively affected by the unrealized loss on commodity swap and customer fueling contracts, while the comparable 2020 period was positively affected by the unrealized gain on commodity swap and customer fueling contracts.

Non-GAAP loss per share and Adjusted EBITDA (each as defined below) for the first quarter of 2021 was $(0.01) and $11.7 million, respectively. Non-GAAP loss per share and Adjusted EBITDA for the first quarter of 2020 was $(0.01) and $11.2 million, respectively.

Non-GAAP income (loss) per share and Adjusted EBITDA are described below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance, for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) these measures exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) these measures are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may make adjustments for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains similar to the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. Similarly, the Company believes excluding the non-cash results from equity method investments is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and also reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended
	March 31,
(in thousands, except share and per share data)	2020	2021
Net income (loss) attributable to Clean Energy Fuels Corp.	$1,704	$(7,169)
Stock-based compensation	1,054	3,367
(Income) loss from equity method investments	(145)	426
Loss (gain) from change in fair value of derivative instruments	(5,227)	2,045
Non-GAAP net income (loss) attributable to Clean Energy Fuels Corp.	$(2,614)	$(1,331)
Diluted weighted-average common shares outstanding	206,040,099	198,995,453
GAAP income (loss) attributable to Clean Energy Fuels Corp. per share	$0.01	$(0.04)
Non-GAAP income (loss) attributable to Clean Energy Fuels Corp. per share	$(0.01)	$(0.01)

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy, plus (minus) income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net income (loss) attributable to Clean Energy:

	Three Months Ended
	March 31,
(in thousands)	2020	2021
Net income (loss) attributable to Clean Energy Fuels Corp.	$1,704	$(7,169)
Income tax expense	78	83
Interest expense	2,210	1,436
Interest income	(381)	(254)
Depreciation and amortization	11,924	11,735
Stock-based compensation	1,054	3,367
(Income) loss from equity method investments	(145)	426
Loss (gain) from change in fair value of derivative instruments	(5,227)	2,045
Adjusted EBITDA	$11,217	$11,669

Definition of “Gallons Delivered”

The Company defines “gallons delivered” as its gallons sold as compressed natural gas (“CNG”) and liquefied natural gas (“LNG”), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company’s proportionate share of gallons delivered by joint ventures in the applicable period. RNG sold as vehicle fuel is included in the CNG or LNG amounts as applicable based on the form in which it was sold.

	Three Months Ended
	March 31,
Gallons of RNG delivered (in millions)	2020	2021
CNG	29.3	30.1
LNG	6.7	6.9
Total	36.0	37.0

The table below shows gallons delivered for the three months ended March 31, 2020 and 2021:

	Three Months Ended
	March 31,
Gallons Delivered (in millions)	2020	2021
CNG	84.1	78.6
LNG	15.2	13.8
Total	99.3	92.4

Sources of Revenue

The following table shows the Company's sources of revenue for the three months ended March 31, 2020 and 2021:

	Three Months Ended
	March 31,
Revenue (in millions)	2020	2021
Volume-related (1)	$75.1	$68.1
Station construction sales	5.5	4.5
AFTC	5.4	4.5
Total revenue	$86.0	$77.1

(1)	For the three months ended March 31, 2020 and 2021, volume-related revenue includes an unrealized gain (loss) from the change in fair value of commodity swap and customer fueling contracts of $5.6 million and $(2.0) million, respectively.

2021 Outlook Update

GAAP net income (loss) for 2021 is expected to be approximately $(76) million, which (a) includes an estimate of the non-cash contra revenue charges of $76 million vesting in 2021 expected to result from the issuance to Amazon.com NV Investment Holdings LLC of a warrant (the “Amazon Warrant”) to purchase up to an aggregate of 53,141,755 shares of the Company’s common stock, subject to adjustment and vesting in accordance with the terms and conditions set forth in the Amazon Warrant, and (b) assumes no unrealized gains or losses on commodity swap and customer fueling contracts and contemplates a prolonged effect and a flatter recovery curve from the COVID-19 pandemic through the middle of 2021. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s commodity swap contracts could significantly affect the Company’s estimated GAAP net income (loss) for 2021. Adjusted EBITDA for 2021 is expected to range from $60 million to $62 million. These expectations also exclude the impact of any acquisitions, divestitures, new joint ventures, transactions or other extraordinary events including a deterioration in, slower or lack of any recovery from the COVID-19 pandemic. Additionally, the expectations regarding 2021 Adjusted EBITDA assumes the calculation of this non-GAAP financial measure in the same manner as described and adding back the expected $76 million non-cash contra revenue charge for the Amazon Warrant described above and without adjustments for any other items that may arise during 2021 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2021 Outlook
GAAP Net income (loss) attributable to Clean Energy Fuels Corp.	$(76,000)
Income tax expense (benefit)	300
Interest expense	4,100
Interest income	(1,050)
Depreciation and amortization	48,000
Stock-based compensation	10,250
Loss (income) from equity method investments	400
Loss (gain) from change in fair value of derivative instruments	-
Amazon Warrant non-cash contra revenue	76,000
Adjusted EBITDA	$60,000 – 62,000

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Sunday, June 6, 2021, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 13718519. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s leading provider of the cleanest fuel for the transportation market. Through its sales of renewable natural gas (RNG), which is derived from biogenic methane produced by the breakdown of organic waste, Clean Energy enables thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas by 60% to over 400% depending on the source of the RNG, according to the California Air Resources Board. Clean Energy can deliver RNG through compressed natural gas (CNG) and liquefied natural gas (LNG) to its network of fueling stations across the U.S. Clean Energy builds CNG and LNG fueling stations for the transportation market, operates a network of 570 stations across the U.S. and Canada, owns natural gas liquefaction facilities in California and Texas, and transports bulk CNG and LNG to non-transportation customers around the U.S. For more information, visit www.cleanenergyfuels.com and follow @CE_NatGas.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, the Company’s outlook for fiscal 2021, the expected impact of the issuance of the Amazon Warrant on the Company’s financial results, and the expected impact of the COVID-19 pandemic on the Company’s business and the demand for renewable vehicle fuels, including fleets transitioning to lower carbon solutions in transportation.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the COVID-19 pandemic and the measures taken to prevent its spread and the related impact on our operations, liquidity and financial condition; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets; the potential adoption of government policies or programs or increased publicity or popular sentiment in favor of other vehicle fuels; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to manage and grow its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the potential commercial viability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility the Company incurs additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to potentially modify its fueling stations to reform its RNG to fuel hydrogen and electric vehicles; the Company’s ability to realize the expected benefits from the commercial arrangement with Amazon and related transactions; future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and grow its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; future availability of and our access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government regulations; the impact of the foregoing on the trading price of the Company’s common stock; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 that the Company expects to file with the Securities and Exchange Commission on May 6, 2021, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Investor Contact:

investors@cleanenergyfuels.com

News Media Contact:

Raleigh Gerber

Director of Corporate Communications

949.437.1397

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	March 31,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$108,977	$116,696
Short-term investments	29,528	29,529
Accounts receivable, net of allowance of $1,335 and $1,295 as of December 31, 2020 and March 31, 2021, respectively	61,784	64,175
Other receivables	23,655	25,669
Inventory	28,100	27,523
Prepaid expenses and other current assets	9,404	13,384
Derivative assets, related party	1,591	385
Total current assets	263,039	277,361
Operating lease right-of-use assets	25,967	35,231
Land, property and equipment, net	290,911	283,364
Long-term portion of restricted cash	11,000	7,003
Notes receivable and other long-term assets, net	27,299	32,582
Long-term portion of derivative assets, related party	4,057	962
Investments in other entities	27,962	26,608
Goodwill	64,328	64,328
Intangible assets, net	464	317
Total assets	$715,027	$727,756
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$3,592	$6,761
Current portion of finance lease obligations	840	809
Current portion of operating lease obligations	2,822	3,134
Accounts payable	17,310	17,461
Accrued liabilities	52,637	53,162
Deferred revenue	2,642	4,499
Total current liabilities	79,843	85,826
Long-term portion of debt	82,088	80,044
Long-term portion of finance lease obligations	2,552	2,709
Long-term portion of operating lease obligations	23,698	32,342
Other long-term liabilities	3,996	5,729
Total liabilities	192,177	206,650
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 304,000,000 shares authorized; 198,491,204 shares and 199,815,018 shares issued and outstanding as of December 31, 2020 and March 31, 2021, respectively	20	20
Additional paid-in capital	1,191,791	1,198,374
Accumulated deficit	(678,096)	(685,265)
Accumulated other comprehensive loss	(209)	(1,089)
Total Clean Energy Fuels Corp. stockholders’ equity	513,506	512,040
Noncontrolling interest in subsidiary	9,344	9,066
Total stockholders’ equity	522,850	521,106
Total liabilities and stockholders’ equity	$715,027	$727,756

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended
	March 31,
	2020	2021
Revenue:
Product revenue	$75,702	$67,692
Service revenue	10,304	9,451
Total revenue	86,006	77,143
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	46,673	44,808
Service cost of sales	6,259	5,593
Change in fair value of derivative warrants	405	—
Selling, general and administrative	18,259	21,441
Depreciation and amortization	11,924	11,735
Total operating expenses	83,520	83,577
Operating income (loss)	2,486	(6,434)
Interest expense	(2,210)	(1,436)
Interest income	381	254
Other income, net	175	678
Income (loss) from equity method investments	145	(426)
Income (loss) before income taxes	977	(7,364)
Income tax expense	(78)	(83)
Net income (loss)	899	(7,447)
Loss attributable to noncontrolling interest	805	278
Net income (loss) attributable to Clean Energy Fuels Corp.	$1,704	$(7,169)
Net income (loss) attributable to Clean Energy Fuels Corp. per share:
Basic	$0.01	$(0.04)
Diluted	$0.01	$(0.04)
Weighted-average common shares outstanding:
Basic	204,992,555	198,995,453
Diluted	206,040,099	198,995,453